UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2007, Bioanalytical Systems, Inc. (the “Company”) entered into a loan agreement with Regions Bank (“Regions”) under which Regions loaned to the Company $1.4 million dollars under a term loan maturing December 14, 2010. Interest on the loan is equal to LIBOR plus 250 basis points. Monthly payments are $11,667 plus interest. The loan is secured by real estate at the Company’s West Lafayette and Evansville, Indiana locations. Regions holds an additional $8 million of debt of the Company secured by mortgages on these facilities. Proceeds of the loan will be used for capital improvements and repayment of the Company’s subordinated debt.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Loan agreement between Bioanalytical Systems, Inc. and Regions Bank dated December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: December 27, 2007	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Administration, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Loan agreement between Bioanalytical Systems, Inc. and Regions Bank dated December 18, 2007.